                                                                    EXHIBIT 5.1
                       [LETTERHEAD OF LATHAM & WATKINS]
                               October 27, 1995
Health Care Property Investors, Inc.
10990 Wilshire Boulevard, Suite 1200
Los Angeles, California 90024

    Re: $200,000,000 Aggregate Offering Price of Securities of Health Care
        Property Investors, Inc. (File No. 33-62811)

Ladies and Gentlemen:

  At your request, we have examined the registration statement on Form S-3 (File No. 33-62811) (the "Registration Statement") being filed by you with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of up to $200,000,000 aggregate offering price of securities (the "Securities"), consisting of one or more series of debt securities (the "Debt Securities"), one or more series of shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), shares of common stock, par value $1.00 per share (the "Common Stock") and rights to purchase common stock (the "Rights"). We also have examined the existing indenture (the "Indenture") dated as of September 1, 1993 between Health Care Property Investors, Inc. (the "Company"), and The Bank of New York, as Trustee, which has been filed with the Commission and incorporated by reference to the Registration Statement, relating to the Debt Securities.

  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California, the General Corporation Law of the State of Maryland, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Maryland, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.